(Translation)
Exhibit 1
Amendment to the Securities Registration Statement
July 31, 2009

Rule 802 Legend
This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

[COVER]

Document to be filed:	Amendment to the Securities Registration Statement (the “Amendment Statement”)

Filed with:	The Director-General of the Hokkaido Local Finance Bureau of the Ministry of Finance Japan

Date of filing:	July 31, 2009

Name of Issuer:	Yukijirushi Megmilk Kabushiki Kaisha

English name:	Megmilk Snow Brand Co., Ltd.

Name and title of representatives:	Minoru Obara, Chairman and Representative Director Tadaaki Kohnose, President and Representative Director

Place at which the head office is located:	1-1, Naebo-cho 6-chome, Higashi-ku, Sapporo City, Hokkaido

Telephone number:	N/A

Administrative person to contact:	Snow Brand Milk Products Co., Ltd. Kei Kobayashi General Manager, Business Management Group, Hokkaido Branch Nippon Milk Community Co., Ltd. Junichi Abe Executive Manager, Accounting Section

Nearest contact address:	Snow Brand Milk Products Co., Ltd. 13, Honshio-cho, Shinjuku-ku, Tokyo Nippon Milk Community Co., Ltd. 10-5, Tomihisa-cho, Shinjuku-ku, Tokyo

Telephone number:	Snow Brand Milk Products Co., Ltd. Tokyo (3226) 2114 Nippon Milk Community Co., Ltd. Tokyo (5369) 6838

Administrative person to contact:	Snow Brand Milk Products Co., Ltd. Takao Kanemoto Section Manager, Accounting Section, Finance Department Nippon Milk Community Co., Ltd. Junichi Abe Executive Manager, Accounting Section

Type of offered securities subject to registration:	Stock

Amount of offering subject to registration:	64,413,452,628 yen

(Note) Because the subscription amount is currently undetermined as of the filing date of this Amendment Statement, the above number is the aggregate sum of shareholders’ equity of Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk Products”) and Nippon Milk Community Co., Ltd. (“Nippon Milk Community”) as of the end of the most recent fiscal year (March 31, 2009). Further, in connection with 4,400,000 Class A class shares of Nippon Milk Community which were acuiqred by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by Nippon Milk Community by the day before the Effective Date of Share Transfer (as defined below), if the 7,559,200,000 yen actually needed for the acquisition of those Class A class shares is subtracted from the aggregate, then the aggregate sum is 56,854,252,628 yen.

Place for public inspection:	N/A

1. Reason for filing the Amendment to Registration Statement
Among the items contained in the securities registration statement filed on June 8, 2009 and the amendment to the securities registration statement filed on June 25, 2009, because there are certain items which should be amended this Amendment Statement is being filed.
2. Amended Sections in the Registration Statement
Cover
Amount of offering subject to registration
Part I.	Securities Information
I.     Offering Guidelines
1.      [Newly Issued Shares]
2.      [Method of Offering]
Part II.	Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan)
I.     Summary of Organizational Restructuring (Tender Offer)
1.      [Purpose of Organizational Restructuring]
2.	Summary of Megmilk Snow Brand and Relationship between the Companies subject to Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products)
(1)	Megmilk Snow Brand Group

b. Details of MEGMILK SNOW BRAND Group

(2)	Relationship between the Companies subject to Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products) and Megmilk Snow Brand Group

b. Officer’s Concurrent Positions
4.	[Details of Allocation with Respect to Organizational Restructuring and Basis of Calculation]

1.	Share Transfer Ratio

7.	[Reorganization Procedure]

1.	Summary and Method of Inspecting Documents Prepared in accordance with the Corporation Law Regarding the Reorganization.
     II.     Integrated Financial Information
3.	Subject Company of the Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products)
Part III.	Corporate Information
     IV.      Description of the Company
1. [Stock Information]
(1)	Total Number of shares

b. Number of issued and outstanding shares

(4)	Total Number of Issued and Outstanding Shares, Paid-in-Capital

(5)	Ownership Status

(6)	Status of Voting Rights

a. Issued and outstanding shares

b. Treasury Shares
6. [Status of Corporate Governance]
Part VI.   Stock Information
      III.       Shareholder Information

3. Amended Information
     The amended information is indicated by an underline.

[COVER]
Amount of offering subject to registration:
(Before Amendment)

64,413,452,628 yen

(Note)	Because the subscription amount is currently undetermined as of the filing date of the Registration Statement, the above number is the aggregate sum of shareholders’ equity of Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk Products”) and Nippon Milk Community Co., Ltd. (“Nippon Milk Community”) as of the end of the most recent fiscal year (March 31, 2009). Further, in connection with the acquisition and cancellation of 4,400,000 Class A class shares of Nippon Milk Community planned by Nippon Milk Community by the day before the Effective Date of Share Transfer (as defined below), if the 7,559,200,000 yen needed for the acquisition of those Class A class shares is subtracted from the aggregate, then the aggregate sum is 56,854,252,628 yen.
(After Amendment)

64,413,452,628 yen

(Note)	Because the subscription amount is currently undetermined as of the filing date of this Amendment Statement, the above number is the aggregate sum of shareholders’ equity of Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk Products”) and Nippon Milk Community Co., Ltd. (“Nippon Milk Community”) as of the end of the most recent fiscal year (March 31, 2009). Further, in connection with 4,400,000 Class A class shares of Nippon Milk Community which were acuiqred by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by Nippon Milk Community by the day before the Effective Date of Share Transfer (as defined below), if the 7,559,200,000 yen actually needed for the acquisition of those Class A class shares is subtracted from the aggregate, then the aggregate sum is 56,854,252,628 yen.

Part I. Securities Information
I. Offering Guidelines
1. [Newly Issued Shares]
(Before Amendment)

Type	Number of Issued Shares	Details
100 shares per unit
Common Stock	70,774,506 shares (Note 1, 2, 3, 4)	The shares will have full voting rights with no restrictions on rights and will become the standard shares of the Company.

(Notes) 1.	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) and by the day prior to the effective date of the Share Transfer (the “Effective Date of Share Transfer”), 4,400,000 Class A class shares will be acquired and cancelled from the 10,000,000 aggregate number of Class A class issued shares of Nippon Milk Community (as of end of March 2009), and 5,600,000 Class A class shares will remain. Provided that, since Snow Brand Milk Products plans to, by the day prior to the Effective Date of Share Transfer, to the extent practical and as possible cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the joint holding Company (the “Company”) may change.
(Description omitted)
(After Amendment)

Type	Number of Issued Shares	Details
100 shares per unit
Common Stock	70,774,506 shares (Note 1, 2, 3, 4)	The shares will have full voting rights with no restrictions on rights and will become the standard shares of the Company.

(Notes) 1.	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) as well as 5,600,000 Class A class shares of Nippon Milk Community, calculated by subtracting 4,400,000 Class A class shares which were acquired by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by the day prior to the effective date of the Share Transfer (the “Effective Date of Share Transfer”), from the 10,000,000 aggregate number of issued Class A class shares of Nippon Milk Community (as of end of March 2009). Provided that, since Snow Brand Milk Products plans to, by the day prior to the Effective Date of Share Transfer, to the extent practical and as possible cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the joint holding Company (the “Company”) may change.
(Description omitted)

2. [Method of Offering]
(Before Amendment)
The method of offering will be through a share transfer (Notes 1, 2).

(Notes) 1.	In regard to the common shares, to each of the shareholders listed in the shareholders register of Snow Brand Milk Products and Nippon Milk Community as of the day before the incorporation of the Company, 0.2 shares will be allocated per one common share of Snow Brand Milk Products, 0.48 shares will be allocated per one common share of Nippon Milk Community and 0.96 shares will be allocated per one Class A class share of Nippon Milk Community, and the issue price to each shareholder is the total issuance price divided by the issuance number and the amount included into the capital is the total amount of capital divided by the issuance number. The total issuance price is currently undetermined as of the time of filing of this Registration Statement, however, the total amount of shareholders’ capital of Snow Brand Milk Products and Nippon Milk Community as of the end of the most recent fiscal year is JPY 64,413,452,628 and JPY 20,000,000,000 out of the total amount of the issuance price will be included in the capital. Further, in connection with the acquisition and cancellation of 4,400,000 Class A class shares of Nippon Milk Community planned by Nippon Milk Community by the day before the Effective Date of Share Transfer, if the 7,559,200,000 yen needed for the acquisition of those Class A class shares is subtracted from the total amount, then the total amount is 56,854,252,628 yen.
(Description omitted)
(After Amendment)
The method of offering will be through a share transfer (Notes 1, 2).

(Notes) 1.	In regard to the common shares, to each of the shareholders listed in the shareholders register of Snow Brand Milk Products and Nippon Milk Community as of the day before the incorporation of the Company, 0.2 shares will be allocated per one common share of Snow Brand Milk Products, 0.48 shares will be allocated per one common share of Nippon Milk Community and 0.96 shares will be allocated per one Class A class share of Nippon Milk Community, and the issue price to each shareholder is the total issuance price divided by the issuance number and the amount included into the capital is the total amount of capital divided by the issuance number. The total issuance price is currently undetermined as of the time of filing of this Registration Statement, however, the total amount of shareholders’ capital of Snow Brand Milk Products and Nippon Milk Community as of the end of the most recent fiscal year is JPY 64,413,452,628 and JPY 20,000,000,000 out of the total amount of the issuance price will be included in the capital. Further, in connection with 4,400,000 Class A class shares of Nippon Milk Community which were acquired by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by Nippon Milk Community by the day before the Effective Date of Share Transfer, if the 7,559,200,000 yen actually needed for the acquisition of those Class A class shares is subtracted from the total amount, then the total amount is 56,854,252,628 yen.
(Description omitted)

Part II. Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan)
I. Summary of Organizational Restructuring (Tender Offer)
1.	[Purpose of Organizational Restructuring]

2.	Summary of Megmilk Snow Brand and Relationship between the Companies subject to Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products)
(1) Megmilk Snow Brand Group
b. Details of MEGMILK SNOW BRAND Group
(Before Amendment)
     The status of the Company, Snow Brand Milk Products as well as Nippon Milk Community is as follows.
     Snow Brand Milk Products and Nippon Milk Community agree to establish the Company as the parent company wholly established through share transfer as a result of this Share Transfer as of October, 1, 2009 (scheduled), subject to the approval at the respective ordinary general meetings of shareholders as well as approval at a class shareholders meeting of Nippon Milk Community (common shareholders meeting as well as a Class A shareholders meeting).

Officer’s Role in other
		Paid-in		Voting	companies
		Capital or		Share	MEGMILK	MEGMILK
		capital		Holdings	SNOW	SNOW
Name of		Contribution	Major	Ratio	BRAND	BRAND	Financial	Business	Lease of
Company	Address	(million yen)	Businesses	(%)	Officers	Employees	Support	Transactions	Property
(Related	Higashi-ku,		Manufacture
Subsidiaries)	Sapporo City.		and sale of
Snow Brand			food products
Milk Products		14,846		100	Undecided	Undecided	Undecided	Undecided	Undecided

Nippon Milk	Shinjuku-ku,		Manufacture
Community	Tokyo		and sale of
		14,188	food products	100	Undecided	Undecided	Undecided	Undecided	Undecided
(Description omitted)
(After Amendment)
     The status of the Company, Snow Brand Milk Products as well as Nippon Milk Community is as follows.
     Snow Brand Milk Products and Nippon Milk Community agree to establish the Company as the parent company wholly established through share transfer as a result of this Share Transfer as of October, 1, 2009 (scheduled), subject to the approval at the respective ordinary general meetings of shareholders as well as approval at a class shareholders meeting of Nippon Milk Community (common shareholders meeting as well as a Class A shareholders meeting).

Officer’s Role in other
		Paid-in		Voting	companies
		Capital or		Share	MEGMILK	MEGMILK
		capital		Holdings	SNOW	SNOW
Name of		Contribution	Major	Ratio	BRAND	BRAND	Financial	Business	Lease of
Company	Address	(million yen)	Businesses	(%)	Officers	Employees	Support	Transactions	Property
(Related	Higashi-ku,		Manufacture
Subsidiaries)	Sapporo City.		and sale of
Snow Brand			food products
Milk Products		14,846		100	4	Undecided	Undecided	Undecided	Undecided

Nippon Milk	Shinjuku-ku,		Manufacture
Community	Tokyo		and sale of
		14,188	food products	100	4	Undecided	Undecided	Undecided	Undecided
(Description omitted)
(2)	Relationship between the Companies subject to Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products) and Megmilk Snow Brand Group
b. Officer’s Concurrent Positions
(Before Amendment)
Undecided
(After Amendment)
In regard to officer’s concurrent positions with Snow Brand Milk Products and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, please refer to the description in “(1) Megmilk Snow Brand Group, b. Details of MEGMILK SNOW BRAND Group” above.
4. [Details of Allocation with Respect to Organizational Restructuring and Basis of Calculation]
1. Share Transfer Ratio
(Before Amendment)

Nippon Milk
			Nippon Milk	Community
		Snow Brand Milk	Community	Class-A class
Company name	The Company	Products	Common shares	shares
Share transfer ratio	1.0	0.2	0.48	0.96
(Omitted)

(Notes) 2.	Number of new shares to be delivered by the Company through the Share Transfer (expected): 70,774,506 common shares

The above-listed number of common shares has been calculated based on the total number of issued shares of Snow Brand Milk Products (303,802,153 shares) as of March 31, 2009, the total number of issued common shares of Nippon Milk Community (10,500,000 shares) as of March 31, 2009, and 5,600,000 Class-A class shares of Nippon Milk Community obtained by deducting from the total number of its issued Class-A class shares (10,000,000 shares) as of March 31, 2009, 4,400,000 Class-A class shares expected to be acquired and cancelled no later than the day immediately preceding the Effective Date of Share Transfer. However, Snow Brand Milk Products plans to cancel all shares of treasury stock, currently held or to be acquired hereafter, to the extent they can be cancelled practicably, as of the day immediately preceding the Effective Date of Share Transfer. Accordingly, 2,009,620 shares of treasury stock of Snow Brand Milk Products held as of March 31, 2009 have not been included in calculating the above number. As the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.
(After Amendment)

Nippon Milk
			Nippon Milk	Community
		Snow Brand Milk	Community	Class-A class
Company name	The Company	Products	Common shares	shares
Share transfer ratio	1.0	0.2	0.48	0.96
(Omitted)

(Notes) 2.	Number of new shares to be delivered by the Company through the Share Transfer (expected):

70,774,506 common shares

The above-listed number of common shares has been calculated based on the total number of issued shares of Snow Brand Milk Products (303,802,153 shares) as of March 31, 2009, the total number of issued common shares of Nippon Milk Community (10,500,000 shares) as of March 31, 2009, and 5,600,000 Class-A class shares of Nippon Milk Community obtained by deducting from the total number of its issued Class-A class shares (10,000,000 shares) as of March 31, 2009, 4,400,000 Class-A class shares which were acquired by Nippon Milk Community on July 31, 2009 and are expected to be cancelled no later than the day immediately preceding the Effective Date of Share Transfer. However, Snow Brand Milk Products plans to cancel all shares of treasury stock, currently held or to be acquired hereafter, to the extent they can be cancelled practicably, as of the day immediately preceding the Effective Date of Share Transfer. Accordingly, 2,009,620 shares of treasury stock of Snow Brand Milk Products held as of March 31, 2009 have not been included in calculating the above number. As the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.

7.	[Reorganization Procedure]

1.	Summary and Method of Inspecting Documents Prepared in accordance with the Corporation Law Regarding the Reorganization.
(Before Amendment)
     In regard to the Share Transfer, in accordance with Article 803, paragraph 1 the Corporation Law as well as Article206 the Corporation Law Enforcement Regulations (i) the share transfer plan; (ii) the matters concerning the appropriateness of those items specified in Article 773, paragraph 1, items 5 and 6 of the Corporation Law; as well as (iii) the contents of the financial statements of Snow Brand Milk Products and Nippon Milk Community for the last fiscal year, those documents are being kept at the headquarters of Snow Brand Milk Products and Nippon Milk Community from June 9, 2009. Also, (iv) when items arising which may have a material influence on the status of company assets after the last day of the most recent fiscal year of Snow Brand Milk Products and Nippon Milk Community, the contents of those items will be placed as an addition to those documents.
     The share transfer plan in item (i) above is the Share Transfer Plan approved at the board of directors meetings held on April 9, 2009 held at Snow Brand Milk Products and Nippon Milk Community. The document in item (ii) is a document explaining the appropriateness of the share transfer share ratio and the basis for calculation of the share transfer ratio as well as the amounts of capital and reserves of the Company in the Share Transfer Plan. The documents in item (iii) are the documents relating to the financial statements of Snow Brand Milk Products and Nippon Milk Community for the fiscal year ended on March 31, 2009. The documents in item (iv) record the items that may have a material influence on the status of company assets of Snow Brand Milk Products and Nippon Milk Community after the last day of March 2009.
     These documents may be viewed at the headquarters of Snow Brand Milk Products and Nippon Milk Community.
(After Amendment)
     In regard to the Share Transfer, in accordance with Article 803, paragraph 1 the Corporation Law as well as Article206 the Corporation Law Enforcement Regulations (i) the share transfer plan; (ii) the matters concerning the appropriateness of those items specified in Article 773, paragraph 1, items 5 and 6 of the Corporation Law; as well as (iii) the contents of the financial statements of Snow Brand Milk Products and Nippon Milk Community for the last fiscal year, those documents will be kept at the headquarters of Snow Brand Milk Products and Nippon Milk Community from June 9, 2009. Also, (iv) when items arising which may have a material influence on the status of company assets after the last day of the most recent fiscal year of Snow Brand Milk Products and Nippon Milk Community, the contents of those items will be placed as an addition to those documents.
     The share transfer plan in item (i) above is the Share Transfer Plan approved at the board of directors meetings held on April 9, 2009 held at Snow Brand Milk Products and Nippon Milk Community. The document in item (ii) is a document explaining the appropriateness of the share transfer share ratio and the basis for calculation of the share transfer ratio as well as the amounts of capital and reserves of the Company in the Share Transfer Plan. The documents in item (iii) are the documents relating to the financial statements of Snow Brand Milk Products and Nippon Milk Community for the fiscal year ended on March 31, 2009. The documents in item (iv) record the items that may have a material influence on the status of company assets of Snow Brand Milk Products and Nippon Milk Community after the last day of March 2009. The documents in item (iv) contain the description regarding the acquisition of 4,400,000 Class A class shares of Nippon Milk Community for the total 7,559,200,000 yen by Nippon Milk Community on July 31, 2009.
     These documents may be viewed at the headquarters of Snow Brand Milk Products and Nippon Milk Community.

II. Integrated Financial Information
3.	Subject Company of the Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products)
(Before Amendment)
     In regard to the material management indices, etc., as of March 2008, related to Snow Brand Milk Products and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, each of those figures are as follows.
(Omitted)
     Nippon Milk Community
          Changes in Material Management Indices, etc. (non-consolidated)

Business Period		3rd Period	4th Period	5th Period	6th Period	7th Period
Fiscal Year End Month		March 2005	March 2006	March 2007	March 2008	March 2009
Sales	(million yen)	226,156	221,533	219,552	219,489	219,869
Net Income	(million yen)	2,339	4,147	3,069	2,561	1,443
Current Net Income	(million yen)	1,089	6,759	3,839	2,012	1,895
Return on Investment Applying Equity Method	(million yen)	104	194	169	190	191
Capital	(million yen)	14,188	14,188	14,188	14,188	14,188
Number of Issued Shares	(Shares)	Common shares	Common shares	Common shares	Common shares	Common shares
		10,500	10,500	10,500	10,500	10,500
			Class A class shares	Class A class shares	Class A class shares	Class A class shares
			10,000	10,000	10,000	10,000
Net Assets	(million yen)	(6,220)	21,160	24,554	26,101	27,729
Total Assets	(million yen)	106,299	107,815	113,047	109,445	107,317
Net Assets Per Share	(yen)	(592.44)	Common shares	Common shares	Common shares	Common shares
			693.77	805.06	855.78	909.17
			Class A class shares	Class A class shares	Class A class shares	Class A class shares
			1,387.54	1,610.11	1,711.56	1,818.34
Dividend Per Share		—	—	—	—	—
(Interim Dividend Per Share)	(yen)	(—)	(—)	(—)	(—)	(—)

Business Period		3rd Period	4th Period	5th Period	6th Period	7th Period
Fiscal Year End Month		March 2005	March 2006	March 2007	March 2008	March 2009
Current Net Income Per Share	(yen)	103.79	Common shares	Common shares	Common shares	Common shares
			498.19	125.90	65.98	62.14
			Class A class shares	Class A class shares	Class A class shares	Class A class shares
			996.37	251.79	131.96	124.28
Current Net Income After Dilution	(yen)	—	—	—	—	—
Capital to Asset Ratio	(%)	(5.85)	19.63	21.72	23.85	25.84
Return on Equity	(%)	—	90.49	16.80	7.95	7.04
Price Earnings Ratio	(Multiplier)	—	—	—	—	—
Payout Ratio	(%)	—	—	—	—	—
Cash Flow From Operating Activities	(million yen)	10,145	9,522	9,517	9,500	7,217
Cash Flow From Investment Activities	(million yen)	(15)	(4,060)	(7,501)	(4,011)	(172)
Cash Flow From Financing Activities	(million yen)	(10,097)	(5,390)	(2,120)	(5,670)	(7,301)
Net Decrease in Cash and Cash Equivalents Ending Balance	(million yen)	667	739	635	453	197
Number of Employees		1,866	1,779	1,694	1,705	1,775
(Average Number of Temporary Employees)		(516)	(489)	(549)	(662)	(718)

(Note) 1.	Because Nippon Milk Community has not prepared consolidated financial statements, there are no material management indices, etc., for the consolidated fiscal year.

2.	The 3rd, 4th and 5th Business Periods of Nippon Milk Community were not subject to an audit based on the provisions of the old Securities and Exchange Act of Japan. Also, the 6th and 7th Business Periods were not subject to an audit based on the provisions of the Financial Instruments and Exchange Law.

3.	Sales figures do not include consumption tax.

4.	In regard to the current net income per share after dilution, because no residual securities existed in the 3rd Business Period those numbers were not included. Also, for the 4th, 5th, 6th and 7th Business Periods, because no such residual securities with diluting effects existed, those numbers were not included.

5.	In regard to the return on equity for the 3rd Business Period, because the net assets were negative at the time of calculation those numbers were not included.

6.	In regard to the price earnings ratio, because this is an unlisted company those figures are not displayed.

(After Amendment)
     In regard to the material management indices, etc., as of March 2008, related to Snow Brand Milk Products and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, each of those figures are as follows.
(Omitted)
     Nippon Milk Community
Changes in Material Management Indices, etc. (non-consolidated)

Business Period		3rd Period	4th Period	5th Period	6th Period	7th Period
Fiscal Year End Month		March 2005	March 2006	March 2007	March 2008	March 2009
Sales	(million yen)	226,156	221,533	219,552	219,489	219,869
Net Income	(million yen)	2,339	4,147	3,069	2,561	1,443
Current Net Income	(million yen)	1,089	6,759	3,839	2,012	1,895
Return on Investment Applying Equity Method	(million yen)	104	194	169	190	191
Capital	(million yen)	14,188	14,188	14,188	14,188	14,188
Number of Issued Shares	(Shares)	Common shares	Common shares	Common shares	Common shares	Common shares
		10,500	10,500	10,500	10,500	10,500
			Class A class shares	Class A class shares	Class A class shares	Class A class shares
			10,000	10,000	10,000	10,000
Net Assets	(million yen)	(6,220)	21,160	24,554	26,101	27,729
Total Assets	(million yen)	106,299	107,815	113,047	109,445	107,317
Net Assets Per Share	(yen)	(592.44)	Common shares	Common shares	Common shares	Common shares
			693.77	805.06	855.78	909.17
			Class A class shares	Class A class shares	Class A class shares	Class A class shares
			1,387.54	1,610.11	1,711.56	1,818.34
Dividend Per Share	(yen)	—	—	—	—	—
(Interim Dividend Per Share)		(—)	(—)	(—)	(—)	(—)
Current Net Income Per Share	(yen)	103.79	Common shares	Common shares	Common shares	Common shares
			498.19	125.90	65.98	62.14
			Class A class shares	Class A class shares	Class A class shares	Class A class shares
			996.37	251.79	131.96	124.28
Current Net Income After Dilution	(yen)	—	—	—	—	—
Capital to Asset Ratio	(%)	(5.85)	19.63	21.72	23.85	25.84
Return on Equity	(%)	—	90.49	16.80	7.95	7.04

Business Period		3rd Period	4th Period	5th Period	6th Period	7th Period
Fiscal Year End Month		March 2005	March 2006	March 2007	March 2008	March 2009
Price Earnings Ratio	(Multiplier)	—	—	—	—	—
Payout Ratio	(%)	—	—	—	—	—
Cash Flow From Operating Activities	(million yen)	10,145	9,522	9,517	9,500	7,217
Cash Flow From Investment Activities	(million yen)	(15)	(4,060)	(7,501)	(4,011)	(172)
Cash Flow From Financing Activities	(million yen)	(10,097)	(5,390)	(2,120)	(5,670)	(7,301)
Net Decrease in Cash and Cash Equivalents Ending Balance	(million yen)	667	739	635	453	197
Number of Employees		1,866	1,779	1,694	1,705	1,775
(Average Number of Temporary Employees)		(516)	(489)	(549)	(662)	(718)

(Note) 1.	Because Nippon Milk Community has not prepared consolidated financial statements, there are no material management indices, etc., for the consolidated fiscal year.

2.	The 3rd, 4th and 5th Business Periods of Nippon Milk Community were not subject to an audit based on the provisions of the old Securities and Exchange Act of Japan. Also, the 6th and 7th Business Periods were subject to an audit refering to the provisions set forth in Article 193-2, Paragraph 1 of the Financial Instruments and Exchange Law.

3.	Sales figures do not include consumption tax.

4.	In regard to the current net income per share after dilution, because no residual securities existed in the 3rd Business Period those numbers were not included. Also, for the 4th, 5th, 6th and 7th Business Periods, because no such residual securities with diluting effects existed, those numbers were not included.

5.	In regard to the return on equity for the 3rd Business Period, because the net assets were negative at the time of calculation those numbers were not included.

6.	In regard to the price earnings ratio, because this is an unlisted company those figures are not displayed.

Part III. Corporate Information
IV. Description of the Company
1. [Stock Information]
(1) Total Number of shares
b. Number of issued and outstanding shares
(Before Amendment)

		Name of Stock Exchange where shares
	Number of issued and	are listed or Securities Dealers
Class	outstanding shares	Association where share are registered	Contents
Common Stock	70,774,506	Tokyo Stock Exchange (the First Section)	100 shares per unit
		Sapporo Securities Exchange	The shares will have full voting rights with no restrictions on rights and will become the standard shares of the Company.
Total	70,774,506	—	—

(Note)	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) and by the day prior to the Effective Date of Share Transfer, 4,400,000 Class A class shares will be acquired and cancelled from the 10,000,000 aggregate number of Class A class issued shares of Nippon Milk Community (as of end of March 2009), and 5,600,000 Class A class shares will remain. Provided that, in order for Snow Brand Milk Products to, by the day prior to the Effective Date of Share Transfer, to the extent practical and as possible, cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of shares actually issued by the Company may change.
(After Amendment)

		Name of Stock Exchange where shares
	Number of issued and	are listed or Securities Dealers
Class	outstanding shares	Association where share are registered	Contents
Common Stock	70,774,506	Tokyo Stock Exchange (the First Section)	100 shares per unit.
		Sapporo Securities Exchange	The shares will have full voting rights with no restrictions on rights and will become the standard shares of the Company.
Total	70,774,506	—	—

(Note)	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) as well as 5,600,000 Class A class shares of Nippon Milk Community, calculated by subtracting 4,400,000 Class A class shares which were acquired by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by the day prior to the Effective Date of Share Transfer, from the 10,000,000 aggregate number of issued Class A class shares of Nippon Milk Community (as of end of March 2009). Provided that, in order for Snow Brand Milk Products to, by the day prior to the Effective Date of Share Transfer, to the extent practical and as possible, cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of shares actually issued by the Company may change.

(4) Total Number of Issued and Outstanding Shares, Paid-in-Capital
(Before Amendment)
Total number of issued and outstanding shares, and paid-in capital, etc. of the Company as of October 1, 2009 are as follows.

Increase/
	decrease in	Total	Increased/	Increased/
	number of	number of	decreased	decreased
	issued and	issued and	amount of	amount of	Balance of	Balance of
	outstanding	outstanding	paid-in	capital	paid- in	capital
	shares	shares	capital	reserve	capital	reserve
Date	(shares)	(shares)	(million yen)	(million yen)	(million yen)	(million yen)
October 1, 2009	70,774,506	70,774,506	20,000	20,000	5,000	5,000

(Note)	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) and by the day prior to the Effective Date of Share Transfer, 4,400,000 Class A class shares will be acquired and cancelled from the 10,000,000 aggregate number of Class A class issued shares of Nippon Milk Community (as of end of March 2009), and 5,600,000 Class A class shares will remain. Provided that, in order for Snow Brand Milk Products to, by the day prior to the Effective Date of Share Transfer, cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, to the extent practical and as possible, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above “Increase/decrease in number of issued and outstanding shares” and “Total number of issued and outstanding shares” may change.
(After Amendment)
Total number of issued and outstanding shares, and paid-in capital, etc. of the Company as of October 1, 2009 are as follows.

Increase/
	decrease in	Total	Increased/	Increased/
	number of	number of	decreased	decreased
	issued and	issued and	amount of	amount of	Balance of	Balance of
	outstanding	outstanding	paid-in	capital	paid- in	capital
	shares	shares	capital	reserve	capital	reserve
Date	(shares)	(shares)	(million yen)	(million yen)	(million yen)	(million yen)
October 1, 2009	70,774,506	70,774,506	20,000	20,000	5,000	5,000

(Note)	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) as well as 5,600,000 Class A class shares of Nippon Milk Community, calculated by subtracting 4,400,000 Class A class shares which were acquired by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by the day prior to the Effective Date of Share Transfer, from the 10,000,000 aggregate number of issued Class A class shares of Nippon Milk Community (as of end of March 2009). Provided that, in order for Snow Brand Milk Products to, by the day prior to the Effective Date of Share Transfer, cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, to the extent practical and as possible, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above “Increase/decrease in number of issued and outstanding shares” and “Total number of issued and outstanding shares” may change.

(5) Ownership Status
(Before Amendment)
     Because the Company is newly incorporated currently there is no owner as of the date of filing of this Registration Statement.
     Furtherthe ownership status as of March 31, 2009 of Snow Brand Milk Products and Nippon Milk Community which will become a wholly owned subsidiary of the Company is as follows.
(Omitted)
Nippon Milk Community
(Omitted)
b. Class-A class shares
(as of March 31, 2009)

	Shares								Shares
			Financial						constituting
			instruments						less
	National		and	Other	Foreign entities				than one
	and local	Financial	exchange	corporate	Individuals		Other than		unit
Description	government	institutions	companies	entities	or other	Individuals	individuals	Total	(shares)
Number of Shareholders	—	1	—	—	—	—	—	1	—
Number of Shares owned	—	10,000,000	—	—	—	—	—	10,000,000	—
Shareholding ratio (%)	—	100.00	—	—	—	—	—	100.00	—

(Note)	Since Nippon Milk Community does not used a share unit system the number of shares is displayed.
(After Amendment)
     Because the Company is newly incorporated currently there is no owner as of the date of filing of this Registration Statement.
     Furtherthe ownership status as of March 31, 2009 of Snow Brand Milk Products and Nippon Milk Community which will become a wholly owned subsidiary of the Company is as follows.
(Omitted)
Nippon Milk Community
(Omitted)

b. Class-A class shares
(as of March 31, 2009)

	Shares								Shares
			Financial						constituting
			instruments						less
	National and		and	Other	Foreign entities				than one
	local	Financial	exchange	corporate	Individuals		Other than		unit
Description	government	institutions	companies	entities	or other	Individuals	individuals	Total	(shares)
Number of Shareholders	—	1	—	—	—	—	—	1	—
Number of Shares owned	—	10,000,000	—	—	—	—	—	10,000,000	—
Shareholding ratio (%)	—	100.00	—	—	—	—	—	100.00	—

(Notes)	1. Since Nippon Milk Community does not use a share unit system the number of shares is displayed.

2. Nippon Milk Community acquired 4,400,000 shares out of the Class-A class shares listed above on July 31, 2009.

(6) Status of Voting Rights
a. Issued and outstanding shares
(Before Amendment)
     Because the Company is newly established as of the date of this Registration Statement, there is no entity or individual holding shares of the Company. Voting rights with respect to issued and outstanding shares of the Company at the time of incorporation is planned to be as follows (for the calculation method, please refer to (Note) below). Also, voting rights with respect to issued and outstanding shares of Snow Brand and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, as of March 31, 2009, are as follows.
The Company

	Number of voting	Number of shares
Description	rights	(units)	Details
Non-voting shares	—	—	—
Shares with restricted voting rights (treasury shares, etc.)	—	—	—
Shares with restricted voting rights (others)	—	—	—
Shares with full voting rights (treasury shares, etc.)	(reciprocally held shares) common shares 1,512,000	—	There are no restrictions on the share rights and are the standard shares for the Company.
Shares with full voting rights (others)	common shares 68,630,400	686,304	Same as above.
Shares constituting less that one unit	common shares 632,106	—	Share units (100 shares) do not have fractional units.
Total number of issued and outstanding shares	70,774,506	—
Total number of voting rights of all shareholders	—	686,304

(Note)	The table above is based on the assumption that the total number of issued shares, 303,802,153 shares (as of the end of March 2009) of Snow Brand Milk Products, the total number of issued common shares, 10,500,000 shares, of Nippon Milk Community as well as the total number of issued Class A class shares, 10,000,000 shares, of Nippon Milk Community will be actually acquired and cancelled by the day prior to the Effective Date of Share Transfer and that 4,4000,000 Class A class shares will be cancelled in addition to the 5,600,000 Class A class shares previously cancelled. Also, this calculation assumes that Snow Brand Milk Products will cancel 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009, since Snow Brand Milk Products will by the day prior to the Effective Date of Share Transfer, cancel the treasury shares currently held or, to the extent practical and as possible, any treasury shares subsequently acquired. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.

Further, “reciprocally held shares” refers to the common shares issued as a result of the Share Transfer Plan issued to Snow Brand Milk Products and Nippon Milk Community on March 31, 2009.
(Description omitted)
(After Amendment)
     Because the Company is newly established as of the date of this Registration Statement, there is no entity or individual holding shares of the Company. Voting rights with respect to issued and outstanding shares of the Company at the time of incorporation is planned to be as follows (for the calculation method, please refer to (Note) below). Also, voting rights with respect to issued and outstanding shares of Snow Brand and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, as of March 31, 2009, are as follows.
The Company

	Number of voting	Number of shares
Description	rights	(units)	Details
Non-voting shares	—	—	—
Shares with restricted voting rights (treasury shares, etc.)	—	—	—
Shares with restricted voting rights (others)	—	—	—
Shares with full voting rights (treasury shares, etc.)	(reciprocally held shares) common shares 1,512,000	—	There are no restrictions on the share rights and are the standard shares for the Company.
Shares with full voting rights (others)	common shares 68,630,400	686,304	Same as above.
Shares constituting less that one unit	common shares 632,106	—	Share units (100 shares) do not have fractional units.
Total number of issued and outstanding shares	70,774,506	—
Total number of voting rights of all shareholders	—	686,304

(Note)	The table above is based on the assumption that the total number of issued shares, 303,802,153 shares (as of the end of March 2009) of Snow Brand Milk Products, the total number of issued common shares, 10,500,000 shares, of Nippon Milk Community as well as 5,600,000 Class A class shares of Nippon Milk Community, calculated by subtracting the 4,400,000 Class A class shares which were acquired by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by the day prior to the Effective Date of Share Transfer, from the 10,000,000 aggregate number of issued Class A class shares of Nippon Milk Community (as of end of March 2009). Also, this calculation assumes that Snow Brand Milk Products will cancel 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009, since Snow Brand Milk Products will by the day prior to the Effective Date of Share Transfer, cancel the treasury shares currently held or, to the extent practical and as possible, any treasury shares subsequently acquired. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.

Further, “reciprocally held shares” refers to the common shares of the Company to be issued to Snow Brand Milk Products as a result of the Share Transfer Plan based on shares of Nippon Milk Community held by Snow Brand Milk Products as of March 31, 2009.
(Description omitted)

b. [Treasury Shares]
(Before Amendment)
     Because the Company will be established through the Share Transfer, the Company will not hold treasury shares as of October 1, 2009, the Effective Date of Share Transfer. Shares of the Company reciprocally-held as of the date of its incorporation is planned to be as follows and the treasury shares of Snow Brand Milk Products and Nippon Milk Community as of March 31, 2009, are as follows:
The Company

Number
		Number	of Shares		Shareholding
		of Shares	Owned in	Total	Percentage of
		Owned in	Other	Number	the Total
		Own	Person’s	of Shares	Outstanding
Name of Holder	Address of Holder	Name	Name	Owned	Shares (%)
(reciprocally held shares) Snow Brand Milk Products	1-1, Naebo-cho 6- chome, Higashi-ku, Sapporo City	1,512,000		1,512,000	2.14
Total		1,512,000		1,512,000	2.14

(Note)	The table above is based on the assumption that the total number of issued shares, 303,802,153 shares (as of the end of March 2009) of Snow Brand Milk Products, the total number of issued common shares, 10,500,000 shares, of Nippon Milk Community as well as the total number of issued Class A class shares, 10,000,000 shares, of Nippon Milk Community will be actually acquired and cancelled by the day prior to the Effective Date of Share Transfer and that 4,4000,000 Class A class shares will be cancelled in addition to the 5,600,000 Class A class shares previously cancelled. Also, this calculation assumes that Snow Brand Milk Products will cancel 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009, since Snow Brand Milk Products will by the day prior to the Effective Date of Share Transfer, cancel the treasury shares currently held or, to the extent practical and as possible, any treasury shares subsequently acquired. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.

Further, “reciprocally held shares”’ refers to the common shares issued as a result of the Share Transfer Plan issued to Snow Brand Milk Products and Nippon Milk Community on March 31, 2009.
(Description omitted)
(After Amendment)
     Because the Company will be established through the Share Transfer, the Company will not hold treasury shares as of October 1, 2009, the Effective Date of Share Transfer. Shares of the Company reciprocally-held as of the date of its incorporation is planned to be as follows and the treasury shares of Snow Brand Milk Products and Nippon Milk Community as of March 31, 2009, are as follows:

The Company

Number
		Number	of Shares		Shareholding
		of Shares	Owned in	Total	Percentage
		Owned in	Other	Number	of the Total
		Own	Person’s	of Shares	Outstanding
Name of Holder	Address of Holder	Name	Name	Owned	Shares (%)
(reciprocally held shares)	1-1, Naebo-cho 6-chome,
Snow Brand Milk Products	Higashi-ku, Sapporo City	1,512,000		1,512,000	2.14

Total		1,512,000		1,512,000	2.14

(Note)	The table above is based on the assumption that the total number of issued shares, 303,802,153 shares (as of the end of March 2009) of Snow Brand Milk Products, the total number of issued common shares, 10,500,000 shares, of Nippon Milk Community as well as 5,600,000 Class A class shares of Nippon Milk Community, calculated by subtracting the 4,400,000 Class A class shares which were acquired by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by the day prior to the Effective Date of Share Transfer, from the 10,000,000 aggregate number of issued Class A class shares of Nippon Milk Community (as of end of March 2009). Also, this calculation assumes that Snow Brand Milk Products will cancel 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009, since Snow Brand Milk Products will by the day prior to the Effective Date of Share Transfer, cancel the treasury shares currently held or, to the extent practical and as possible, any treasury shares subsequently acquired. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.

Further, “reciprocally held shares” refers to the common shares of the Company to be issued to Snow Brand Milk Products as a result of the Share Transfer Plan based on shares of Nippon Milk Community held by Snow Brand Milk Products as of March 31, 2009.
(Description omitted)
6. [Status of Corporate Governance]
Translation omitted.

Part VI. Stock Information
III. Shareholder Information
(Before Amendment)
The Company is newly incorporated and there are no shareholders as of the date of filing of this Registration Statement. In regard to Snow Brand Milk Products and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, the current shareholder information as of March 31, 2009 is as follows.
(Omitted)
Nippon Milk Community
(Omitted)
As of March 31, 2009
Class-A class shares

			Percentage (%) of
			Shares Owned from
		Number of Shares	Total Number of
Name	Address	Held (1000 shares)	Issued Shares
The Norinchukin Bank	13-2, Yurakucho 1-chome
	Chiyoda-ku, Tokyo	10,000	100.00

Total	—	10,000	100.00
(After Amendment)
The Company is newly incorporated and there are no shareholders as of the date of filing of this Registration Statement. In regard to Snow Brand Milk Products and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, the current shareholder information as of March 31, 2009 is as follows.
(Omitted)

Nippon Milk Community
(Omitted)
As of March 31, 2009
Class-A class shares

			Percentage (%) of
			Shares Owned from
		Number of Shares	Total Number of
Name	Address	Held (1000 shares)	Issued Shares
The Norinchukin Bank	13-2, Yurakucho 1-chome
	Chiyoda-ku, Tokyo	10,000	100.00

Total	—	10,000	100.00

(Note) Nippon Milk Community acquired 4,400,000 shares out of the Class A class shares listed above on July 31, 2009.